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                                                                   Exhibit 10.31


                            SECURED PROMISSORY NOTE
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$100,000.00                                                 Bellevue, Washington
                                                                December 2, 1999


     FOR VALUE RECEIVED, Kelly R. Jorgensen ("Borrower") promises to pay to
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Pointshare Corporation, a Delaware corporation (the "Company"), the principal
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sum of One Hundred Thousand Dollars ($100,000.00), together with interest on the unpaid principal hereof from the date hereof at the rate of 6.0% per annum, compounded annually.

     All principal and accrued interest (if any) shall be due and payable in full on the earliest of (a) November 30, 2001, (b) in the event of any default under the Loan Agreement (as defined below) or (c) the date of any sale, conveyance, assignment, alienation or any other form of transfer of the Stock (as defined below). Payments of principal and interest shall be made in lawful money of the United States of America and shall be credited first to the accrued interest, with the remainder applied to principal.

     Borrower may at any time prepay all or any portion of the principal or interest owing hereunder.

     This Note is subject to the terms of a Secured Loan Agreement, dated as of December 2, 1999 by and between the Company and Borrower (the "Loan Agreement")
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and is subject to all the provisions thereof, and is secured by a pledge of
Common Stock of the Company under the terms of a Security Agreement dated December 2, 1999 (the "Security Agreement") and is subject to all the
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provisions thereof.

     Should any action be instituted for the collection of this Note, the reasonable costs and attorneys' fees therein of the holder shall be paid by Borrower.

     The holder of this Note shall have full recourse against Borrower, and shall not be required to proceed against the collateral securing this Note in the event of default.


                                    /s/ Kelly R. Jorgensen
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                                        Kelly R. Jorgensen